Exhibit 10.12

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ASSET TRANSFER AND LICENSE AGREEMENT

This ASSET TRANSFER AND LICENSE AGREEMENT (the “Agreement”) is dated as of April 10, 2015 (the “Effective Date”) between Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (registered number 448848) whose registered address is Connaught House, 1 Burlington Road, Dublin 4, Ireland (“APIL”), and DV Technology LLC, a Delaware limited liability company whose registered address is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA (“Purchaser,” and Purchaser shall include, after the Effective Date, any entity possessing the obligations of Purchaser set forth in this Agreement).

RECITALS:

WHEREAS, APIL desires to sell and assign to Purchaser, and Purchaser desires to purchase and acquire from APIL, part of APIL’s controlled release drug development business (the “Business”), comprising the Transferred IP and the Transferred Agreements, and a license of the Nanotechnology IP, the OCR IP, the Abuse Resistant Patents and the Licensed Trademarks, subject to the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Definitions.

Abuse Resistant Patents shall mean any patent application owned by APIL as of the Effective Date and listed in Exhibit A-6 hereto (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), together with any patents resulting therefrom, including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

Acorda Agreements shall mean (i) Amended and Restated License Agreement between APIL and Acorda Therapeutics, Inc. dated September 26, 2003, as amended; (ii) Supply Agreement between APIL and Acorda Therapeutics, Inc. dated September 26, 2003, as amended; (iii) Development and Supplemental Agreement dated January 14, 2011 to Amended and Restated License Agreement dated September 26, 2003 between APIL and Acorda Therapeutics, Inc., as amended, and Supply Agreement dated September 26, 2003 between APIL and Acorda Therapeutics, Inc., as amended; and (iv) any related ancillary agreements between APIL and Acorda Therapeutics, Inc. or its affiliates.

Affiliate shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this Agreement, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings). For purposes of Section 7 of this Agreement, APIL shall not be treated as an Affiliate of Purchaser, and Purchaser shall not be treated as an Affiliate of APIL.

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BiDil Products shall mean BiDil XR™, a fixed dose combination of hydralazine hydrochloride and isosorbide dinitrate, and any other pharmaceutical products that may be licensed by APIL pursuant to the NitroMed Agreements.

Controlled shall mean with respect to any intellectual property, that APIL, in whole or in part, owns or has a license to such intellectual property and has the ability to grant a license or a sublicense, as applicable, or to otherwise disclose proprietary or trade secret information, to Purchaser or its sublicensees, without paying any consideration to any third party and without either misappropriating the proprietary or trade secret information of a third party or violating the terms of any agreement or other arrangement with any third party existing and in effect at the time APIL would be required to grant Purchaser or its sublicensees such license or sublicense.

Focalin Agreements shall mean: (i) Preliminary Development Agreement between APIL and Novartis Pharma AG dated September 21, 2001; (ii) License and Supply Agreement between APIL and Novartis Pharma AG dated December 17, 2004, as amended; and (iii) any related ancillary agreements between APIL and Novartis Pharma AG or its affiliates.

Focalin Products shall mean Focalin XR®, an extended-release oral formulation of dexmethylphenidate, and any other pharmaceutical products that may be licensed by APIL pursuant to the Focalin Agreements.

Know-How shall mean all proprietary data, information, knowledge, know-how, inventions, discoveries, trade secrets, processes, techniques, strategies, methods, practices, skills, experience, documents, apparatus, devices, assays, screens, databases (including safety databases), database structures and data analysis methods, compositions, materials, methods, formulas, improvements, clinical and non-clinical study reports, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

Licensed Trademarks shall mean APIL’s trademarks (i) NanoCrystal®, (ii) SODAS®, (iii) CODAS® and (iv) BeadTek™, application and registration details for which, as of the Effective Date, are set out in Exhibit B-2 hereto.

Meloxicam IV/IM shall mean an aqueous extended-release formulation of the selective COX-2 inhibitor non-steroidal anti-inflammatory drug meloxicam that has been developed by APIL using NanoCrystal Technology, including an intravenous or intramuscular form existing as of the Effective Date.

Meloxicam Parenteral Formulation shall mean a parenteral formulation of the selective COX-2 inhibitor non-steroidal anti-inflammatory drug meloxicam developed at any time on or after the Effective Date by or on behalf of Purchaser using NanoCrystal Technology. For the avoidance of doubt, the Meloxicam Parenteral Formulation shall not be deemed to include Meloxicam IV/IM.

Merck Agreement shall mean the Technology Transfer and License Agreement between APIL and Merck & Co, Inc. dated July 26, 1999, as amended.

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NanoCrystal Technology shall mean APIL’s proprietary technology comprising:

a. nanoparticulate dispersions of compounds stabilized against particle growth or agglomeration, and materials, methods and equipment used for making such dispersions; and

b. formulations, including finished formulations incorporating or derived from such dispersions, and materials, methods and equipment used for making such dispersions, provided such formulations, materials, methods and equipment are for the maintenance and control of (i) nanoparticulate size of the nanoparticulate component; (ii) redispersability of the nanoparticle nanoparticulate component in biological fluids; (iii) the rate of release or delivery of the nanoparticle nanoparticulate component in vivo; or (iv) the anatomical site of release of the nanoparticle nanoparticulate component from the finished dosage form of a pharmaceutical product.

Nanotechnology IP shall mean the Nanotechnology Know-How and the Nanotechnology Patents.

Nanotechnology Know-How shall mean any Know-How Controlled by APIL as of the Effective Date relating to Meloxicam IV/IM.

Nanotechnology Patents shall mean all patents and patent applications owned by APIL as of the Effective Date and listed in Exhibit A-2 hereto (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), together with any patents resulting therefrom, including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

NitroMed Agreements shall mean (i) License Agreement between APIL and NitroMed, Inc. dated February 9, 2007; and (ii) any related ancillary agreements between APIL and NitroMed, Inc. or its affiliates.

OCR IP shall mean the OCR Know-How and the OCR Patents.

OCR Know-How shall mean any Know-How Controlled by APIL as of the Effective Date relating to OCR Technology.

OCR Patents shall mean all patents and patent applications owned by APIL as of the Effective Date and listed in Exhibit A-3 hereto, (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), together with any patents resulting therefrom, including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

OCR Technology shall mean (i) APIL’s proprietary oral controlled release SODAS® (Spheroidal Oral Drug Absorption System) technology comprising a multiparticulate drug delivery system based on the production of controlled-release beads typically of approximately 1 to 2 mm in diameter containing drug plus excipients coated with product-specific modified-release polymers to achieve varying degrees of modified release depending upon the required release profile for any particular product; control of drug release may be a result of the use of pH-dependent or independent coatings and a single polymer system or a combination of polymers. Once produced, the coated beads are formulated into the final dosage form;

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and (ii) APIL’s formulation technology based on the production of a population of coated beads containing a gelling agent plus excipients. These gelling agent-containing beads are designed for abuse deterrent formulations and do not contain any drug. OCR Technology excludes APIL Know-How relating to alcohol dose dumping.

Paladin Agreements shall mean (i) License and Distribution Agreement between APIL and Paladin Labs Inc. dated May 12, 2011; and (ii) any related ancillary agreements between APIL and Paladin Labs Inc. or its affiliates.

Paladin Patents shall mean all patents and patent applications licensed by APIL to Paladin as of the Effective Date pursuant to the Paladin Agreements, including those listed in Exhibit A-5 hereto.

Paladin Products shall mean any pharmaceutical products that may be licensed by APIL pursuant to the Paladin Agreements.

Person shall mean a person, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

Ritalin Agreements shall mean (i) Development, License and Supply Agreement between APIL and Novartis Pharmaceuticals Corporation dated December 17, 1997, as amended; and (ii) any related ancillary agreements between APIL and Novartis Pharmaceuticals Corporation or its affiliates.

Ritalin Products shall mean Ritalin SR®, a sustained-release oral formulation of methylphenidate, and any other pharmaceutical products that may be licensed by APIL pursuant to the Ritalin Agreements.

Transferred Agreements shall mean: (i) the Focalin Agreements; (ii) the Ritalin Agreements; (iii) the Paladin Agreements; (iv) the Verapamil Agreements; (v) the Zogenix Agreements; (vi) the NitroMed Agreements; and (vii) the Transferred License and Settlement Agreements.

Transferred IP shall mean (i) the Transferred Patents and (ii) the Transferred Trademarks, in each case, together with: (a) the right to claim priority under the Paris Convention and any other similar provision of national or international law, (b) the right to sue and recover damages or other compensation or equitable relief for past, present or future infringement, misappropriation or violation thereof, and (c) the right to fully and entirely stand in the place of APIL in all matters related thereto.

Transferred License and Settlement Agreements shall mean those License Agreements and Settlement Agreements as listed in Exhibit C hereto.

Transferred Patents shall mean (i) the Paladin Patents, (ii) the Zogenix Patents; and (iii) all patents and patent applications owned by APIL as of the Effective Date and listed in Exhibit A-1 hereto (the patents and patent applications listed in subsections A-1.5, A-1.6 and A-1.7 of Exhibit A-1 being described as the “Grant-Back Patents”) (which for purposes of this Agreement shall include for the patents and patent applications described in each of clauses (i), (ii), and (iii), the certificates of invention and applications for such certificates), together with (for the patents and patent applications described in each of clauses (i), (ii) and (iii)) any patents resulting therefrom, including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

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Transferred Trademarks shall mean the Verelan trademark owned by APIL used with respect to Verapamil Products as of the Effective Date, related registrations as listed in Exhibit B-1 hereto, and the goodwill associated therewith.

Verapamil Agreements shall mean (i) License and Supply Agreement between APIL and Kremers Urban Pharmaceuticals, Inc. dated January 1, 2014; (ii) Amended and Restated License and Supply Agreement between APIL and Watson Laboratories, Inc. dated June 26, 2003, as amended; and (iii) any related ancillary agreements between APIL and either Kremers Urban Pharmaceuticals, Inc. or its affiliates or Watson Laboratories, Inc. or its affiliates.

Verapamil Products shall mean any sustained-release oral formulations of verapamil hydrochloride and any other pharmaceutical products that may be licensed by APIL pursuant to the Verapamil Agreements.

Zanaflex Agreements shall mean (i) Asset Purchase Agreement between APIL and Acorda Therapeutics, Inc. dated July 21, 2004; (ii) Supply Agreement between APIL and Acorda Therapeutics, Inc. dated July 21, 2004; and (iii) any related ancillary agreements between APIL and Zogenix, Inc. or its affiliates.

Zogenix Agreements shall mean: (i) License Agreement between APIL and Zogenix, Inc. dated November 27, 2007, as amended; (ii) Development and Clinical Supply Agreement between APIL and Zogenix, Inc. dated December 20, 2007; (iii) Commercial Manufacturing and Supply Agreement between APIL and Zogenix, Inc. dated November 2, 2012; and (iv) Second Generation (ZX004) Commercial Manufacturing and Supply Agreement between Daravita Limited and Zogenix, Inc. dated March 5, 2015 (v) any related ancillary agreements between APIL and Zogenix, Inc. or its affiliates.

Zogenix Patents shall mean all patents and patent applications licensed by APIL to Zogenix as of the Effective Date pursuant to the Zogenix Agreements, including those listed in Exhibit A-4 hereto.

Zogenix Products shall mean Zohydro™ ER, an extended-release oral formulation of hydrocodone bitartrate, and any other pharmaceutical products that may be licensed by APIL pursuant to the Zogenix Agreements.

2. Transfer of Transferred IP.

a. Transferred IP. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases, acquires and accepts from APIL, all of APIL’s right, title and interest on the Effective Date throughout the world in and to the Transferred IP.

b. Licenses Back of Paladin Patents and Zogenix Patents. Subject to the terms and conditions of this Agreement, effective the Effective Date, Purchaser hereby grants APIL a non-exclusive, worldwide license under the Grant-Back Patents, the Paladin Patents and the Zogenix Patents, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import pharmaceutical products for the treatment of any human disease, disorder or condition, subject to the Paladin Agreements, the Zogenix Agreements, the Focalin Agreements and the Ritalin Agreements. Subject to the terms and conditions of this Agreement, Purchaser hereby also grants APIL an exclusive, worldwide license under the Grant-Back Patents, the Paladin Patents and the Zogenix Patents, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import any pharmaceutical products licensed, supplied or developed under

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the Acorda Agreements. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that all of the licenses granted by Purchaser to APIL under this Section 2(b) shall extend until the expiration or invalidation of all Grant-Back Patents, Paladin Patents and Zogenix Patents.

c. Transfer of Transferred Patents. After the Effective Date, APIL shall execute, or procure the execution of, such formal documents of sale and/or assignment as are required consistent with the terms and conditions of this Agreement to formally record the change of title to the Transferred Patents to Purchaser in a timely manner.

d. Transfer of Transferred Trademarks. After the Effective Date, APIL shall execute, or procure the execution of, such formal documents of sale and/or assignment as are required consistent with the terms and conditions of this Agreement to formally record the change of title to the Transferred Trademarks to Purchaser in a timely manner.

e. Prosecution and Enforcement. Purchaser shall have the right to file, prosecute (including any oppositions, appeals, prosecution before the U.S. Patent Office and Patent Trial and Appeal Board, as well as post-grant procedures such as, for example, interference proceedings, Inter Partes Review, Post Grant Review, re-examination, reissue, and derivation procedures) and maintain (“Prosecute”) and defend and enforce (“Enforce,” and collectively, “Prosecute and Enforce”) the Transferred Patents at its sole discretion and cost and expense. Purchaser shall keep APIL reasonably informed of activities undertaken to Prosecute and Enforce the Transferred Patents and provide APIL with copies of material correspondence and filings relating to activities undertaken to Prosecute and Enforce the Transferred Patents.

3. License.

a. Nanotechnology License. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby grants Purchaser an exclusive, worldwide license under the Nanotechnology IP, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import Meloxicam IV/IM and Meloxicam Parenteral Formulation for the treatment of any human disease, disorder or condition, subject to the Merck Agreement. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that all of the licenses and rights granted by APIL to Purchaser under this Section 3(a) shall be perpetual, unless terminated pursuant to the provisions of Exhibit D hereto.

b. OCR Licenses. Subject to the terms and conditions of this Agreement, the Acorda Agreements and the Zanaflex Agreements, effective the Effective Date, APIL hereby grants Purchaser a non-exclusive, worldwide license under the OCR IP, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import pharmaceutical products for the treatment of any human disease, disorder or condition. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby also grants Purchaser an exclusive, worldwide license under the OCR IP, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import the BiDil Products, the Focalin Products, the Ritalin Products, the Paladin Products, the Verapamil Products and the Zogenix Products. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that all of the licenses and rights granted by APIL to Purchaser under this Section 3(b) shall be perpetual, unless terminated pursuant to the provisions of Exhibit D hereto.

c. Abuse Resistant Patents License. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby grants Purchaser an exclusive, worldwide license under the

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Abuse Resistant Patents, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import the Paladin Products and the Zogenix Products. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that all of the licenses granted by APIL to Purchaser under this Section 3(c) shall extend until the expiration or invalidation of all Abuse Resistant Patents.

d. Delivery of Licensed Know-How. Promptly following the Effective Date, APIL shall make available to Purchaser the Nanotechnology Know-How and the OCR Know-How in an orderly fashion and in a manner such that the value of such Know-How is preserved in all material respects.

e. Trademark License. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby grants Purchaser a non-exclusive, worldwide license to use the Licensed Trademarks for the advertising, promotion, marketing, distribution and sale of pharmaceutical products covered by the licenses granted in Sections 3(a), (b) and (c) hereof. Purchaser shall have the right to grant sublicenses under the foregoing non-exclusive license to its sublicensees under Sections 3(a), (b) and (c) hereof, subject to the provisions of this Section 3(e). Purchaser hereby acknowledges APIL’s exclusive right, title and interest in and to the Licensed Trademarks and agrees that Purchaser and its sublicensees will not at any time do, or cause to be done, any act or thing contesting or in any way intending to impair the validity of and/or APIL’s exclusive right, title and interest in and to the Licensed Trademarks. Purchaser and its sublicensees will not in any manner represent that they own the Licensed Trademarks, and Purchaser hereby acknowledges that use of the Licensed Trademarks as set forth in this Section 3(e) shall not create any rights, title or interest in or to the Licensed Trademarks in favor of Purchaser or its sublicensees, but that all use of the Licensed Trademarks by Purchaser and its sublicensees shall inure to the benefit of APIL. Purchaser shall submit to APIL for its review and approval samples of any proposed use of the Licensed Trademarks at least fifteen (15) days prior to such use by Purchaser. APIL shall review any proposed use of the Licensed Trademarks within fifteen (15) days of Purchaser’s written request, and if APIL does not either approve or decline to approve such use within such 15-day period, such use shall be automatically deemed approved. Any such approval shall be deemed to be approval of the same or similar uses of the Licensed Trademarks thereafter. APIL shall not unreasonably withhold, delay or condition any such approval request by Purchaser.

f. Prosecution. APIL shall have the right to Prosecute any issued patent or pending patent application within the Nanotechnology Patents, the OCR Patents, and the Abuse Resistant Patents at its sole discretion and cost and expense. APIL shall keep Purchaser reasonably informed of all activities during the course of such prosecution and provide Purchaser with copies of material correspondence and filings relating to such activities. At APIL’s request and expense, Purchaser will cooperate to Prosecute the Nanotechnology Patents, the OCR Patents and the Abuse Resistant Patents. Without prejudice to the generality of the foregoing sentence, Purchaser shall keep APIL reasonably informed from time-to-time of activities relating to Zogenix Products that are encompassed by the Abuse Resistant Patents and shall reasonably allow APIL to use data and information generated by Purchaser relating to such Zogenix Products to Prosecute the Abuse Resistant Patents.

If in addition to APIL’s activities to Prosecute the Abuse Resistant Patents and the Nanotechnology Patents, Purchaser wishes with respect to any Abuse Resistant Patent or any Nanotechnology Patent listed in subsection A-2.6 of Exhibit A-1 to have a divisional, continuation or continuation-in-part application filed that solely claims a compound, composition, method of making or method of using compounds or compositions within the scope of Purchaser’s exclusive license hereunder, then Purchaser shall notify APIL and, subject to APIL’s approval, which shall not unreasonably withheld, delayed or conditioned, APIL will use commercially reasonable efforts to Prosecute such patent application, at Purchaser’s cost

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and expense. Promptly upon receipt, APIL will provide Purchaser with all patent office documents relating to such prosecution, and will also provide drafts of responses to office actions and other substantive filings with any patent office regarding such patent application sufficiently in advance of their submission to enable review and comment by Purchaser. APIL will consider in good faith all comments timely made by Purchaser.

g. Enforcement. APIL shall have the first right to Enforce any issued patent within the Nanotechnology Patents, the OCR Patents, or the Abuse Resistant Patents. To the extent necessary, Purchaser will cooperate with APIL, at APIL’s cost and expense, to carry out such enforcement, including joining as a party. All costs and expenses of such enforcement action will be borne by APIL, and APIL shall retain any recovery from such an enforcement action. Notwithstanding the foregoing, Purchaser may voluntarily join such enforcement action if the action pertains to an Infringing Activity (as defined below), subject to APIL’s right to control such action. Where Purchaser so joins such an enforcement action, Purchaser and APIL will share all costs and expenses thereof equally and will also share any recovery from such action equally. APIL shall not enter into any settlement agreement that would materially harm Purchaser’s rights pursuant to this Agreement without Purchaser’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Both APIL and Purchaser shall promptly notify the other party, as applicable, of any infringing activity of which they are aware with respect to any of the Nanotechnology Patents, OCR Patents, and/or Abuse Resistant Patents within the scope of an exclusive license granted to Purchaser pursuant to this Agreement to the Meloxicam Parenteral Formulation, Meloxicam IV/IM, the BiDil Products, the Focalin Products, the Ritalin Products, the Paladin Products, the Verapamil Products or the Zogenix Products (an “Infringing Activity”).

To the extent that APIL declines to Enforce any such issued patent within the Nanotechnology Patents, the OCR Patents, or the Abuse Resistant Patents with respect to an Infringing Activity, Purchaser shall have the option to Enforce such patent, at its own cost and expense, provided that Purchaser can demonstrate to APIL’s reasonable satisfaction that (i) Purchaser is contractually obligated under a Transferred Agreement to Enforce, or to allow the counterparty to such Transferred Agreement to Enforce, such patent with respect to such Infringing Activity or (ii) (A) permitting the Infringing Activity would have a materially adverse effect on Purchaser’s and its sublicensees’ sales of the product exclusively licensed under such patent, and (B) based on a due care determination, including obtaining competent legal advice, the Infringing Activity exists. In such cases, Purchaser will have sole control of such enforcement at its cost and expense. To the extent necessary, APIL will cooperate with Purchaser, at Purchaser’s cost and expense, to carry out such enforcement, including joining as a party. APIL shall also have the right, at its option and its cost and expense, to join in any such enforcement action taken by Purchaser, subject to Purchaser’s right to control such action. Any recovery from an enforcement action involving a patent within the Abuse Resistant Patents shall belong solely to Purchaser. For any recovery from an enforcement action involving a patent within the Nanotechnology Patents or OCR Patents, APIL shall be entitled to fifty percent (50%) of such recovery, provided however, that fifty percent (50%) of the legal fees, costs and expenses of such enforcement action incurred by Purchaser shall be deducted from APIL’s portion of the recovery. Purchaser shall not enter into any settlement agreement regarding the Nanotechnology Patents, OCR Patents, or Abuse Resistant Patents without APIL’s prior written consent which shall not be unreasonably withheld, delayed or conditioned.

The Parties agree that with respect to Purchaser’s obligations to Zogenix, Inc. under the Zogenix Agreements the Abuse Resistant Patents shall be deemed to be “Elan Patents” (pursuant to clause (d) of the definition of Elan Patents under the License Agreement between APIL and Zogenix, Inc. dated November 27, 2007, as amended).

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4. Transferred Agreements. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby assigns to Purchaser APIL’s rights, and Purchaser hereby assumes APIL’s obligations, under the Transferred Agreements, if such Transferred Agreements are assignable at such time, except to the extent such rights and obligations relate to performance or non-performance under the Transferred Agreements on or prior to the Effective Date. On the Effective Date and thereafter from time to time until all Transferred Agreements are assigned, APIL shall transfer to Purchaser copies of the Transferred Agreements and such information in APIL’s possession as is reasonably necessary to continue conducting business under such Transferred Agreements. If any Transferred Agreement is not assignable as of the Effective Date, APIL shall use commercially reasonable efforts to seek the consent of the applicable third party(ies) to assign such Transferred Agreement to Purchaser and, if and when such consent(s) are obtained, Purchaser shall be assigned APIL’s rights and shall assume APIL’s obligations under such Transferred Agreement, except to the extent such rights and obligations relate to performance or non-performance under the Transferred Agreement on or prior to the Effective Date. To the extent permitted by applicable law and by the terms of the applicable Transferred Agreement, any Transferred Agreement that is not assignable to Purchaser as of the Effective Date shall be held, as of and from the Effective Date, by APIL for the benefit and burden of Purchaser and the covenants and obligations thereunder shall be fully performed by Purchaser on APIL’s behalf and all rights, liabilities and obligations existing thereunder, as of and from the Effective Date, shall be for Purchaser’s account. To the extent permitted by applicable law and by the terms of the applicable Transferred Agreement, APIL shall take or cause to be taken, at Purchaser’s expense, such actions as Purchaser may reasonably request which are required to be taken in order to provide Purchaser with the benefits and burdens of the Transferred Agreements that are not assignable as of the Effective Date. From and after the Effective Date, without Purchaser’s prior consent, and subject to Purchaser’s compliance with APIL’s obligations under the applicable Transferred Agreement that are not assignable as of the Effective Date, APIL shall not take, permit to be taken or omit to take any action, in each case, within APIL’s reasonable control, which would give the counterparty to such Transferred Agreement the right to terminate such Transferred Agreement or which would alter any of APIL’s rights or obligations under such Transferred Agreement in a manner that would materially adversely affect Purchaser’s rights and benefits under this Agreement. In the event Purchaser fails to substantially comply with APIL’s obligations under a Transferred Agreement that is not assignable as of the Effective Date or the counterparty to such Transferred Agreement gives notice of a breach or default under such Transferred Agreement in connection with Purchaser’s failure to comply with APIL’s obligations under such Transferred Agreement, then APIL shall have the right to take action to terminate such Agreement. APIL shall promptly pay over to Purchaser the amount of all payments received by it in respect of all such Transferred Agreements not assigned as of the Effective Date, to the extent such payments relate to performance after the Effective Date, net of any costs and expenses of APIL related to providing Purchaser with the benefits and burdens of such Transferred Agreements and net of any taxes incurred by APIL related to the provision of such benefits and burdens to Purchaser and the receipt of payments under such Transferred Agreements.

5. Consideration. In consideration of APIL’s transfer of the Transferred IP and Transferred Agreements to Purchaser in accordance with Sections 2 and 4 hereof and the grant by APIL of the licenses to Purchaser in accordance with Section 3 hereof, Purchaser shall upon execution of this Agreement pay to APIL (a) [* * *] US Dollars (US$[* * *]) in cash plus (b) the Earn-Out Consideration as described in Exhibit D hereto. The cash consideration allocable to any Irish patents forming part of the Transferred IP will amount to €[* * *]. All consideration will be paid subject to any withholding or deduction required by law. No portion of the Earn-Out Consideration as described in Exhibit D hereto will be paid in respect of the user of an Irish patent. To the extent that any of the Transferred Agreements constitute Irish situated property which is not exempt from stamp duty under section 101 of the Stamp Duties Consolidation Act, 1999, no consideration is allocated to such Transferred Agreement.

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HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

6. Warranties. APIL hereby represents and warrants to Purchaser as of the Effective Date as follows:

(a) Corporate Existence and Power. APIL is a corporation duly organized and validly existing under the laws of Ireland, and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

(b) Authority and Binding Agreement. APIL has the corporate power and authority to enter into this Agreement and perform its obligations hereunder. APIL has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered by APIL and constitutes a legal, valid and binding obligation of APIL that is enforceable against it in accordance with its terms; except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition law, penalties and jurisdictional issues including conflicts of law).

(c) No Conflict. The execution, delivery and performance of this Agreement by APIL does not conflict with, and would not result in a breach or violation of or constitute a default under (i) any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any material applicable law, or any judgment, decree or order of any court, governmental body or administrative or other agency having jurisdiction over it.

7. Non-Compete. During the period beginning on the Effective Date and ending [* * *] (the “Non-Compete Period”), except for ownership of the equity in Recro Pharma, Inc. issued pursuant to the warrant described in the Purchase and Sale Agreement dated March 7, 2015 by and among, APIL, Daravita Limited, Eagle Holdings USA, Inc., Recro Pharma LLC, and Recro Pharma, Inc. (the “Purchase Agreement”), APIL and its Affiliates agree not to directly or indirectly engage in, or have an ownership interest in, any business or enterprise (or subsidiary or division thereof) that engages in the development, license, manufacture, testing, packaging, storage, sale and shipment of Meloxicam IV/IM or Meloxicam Parenteral Formulation, or the underlying molecules or salts thereof in combination with the Nanotechnology IP covering such products (a “Competing Business”). If APIL and/or its Affiliates are directly or indirectly acquired by (whether by merger, acquisition of assets or equity, or otherwise), or directly or indirectly acquire (whether by merger, acquisition of assets or equity, or otherwise), a third party which engages in a Competing Business, such third party and its Affiliates (other than APIL and/or its Affiliates existing prior to the date of such acquisition) shall not be restricted from continuing to engage in such Competing Business pursuant to this Section 7, provided that the rights of such third party and its Affiliates to utilize the Nanotechnology IP in such Competing Business existed prior to the date of such acquisition.

(b) Each party acknowledges and agrees that the provisions of this Section 7 are reasonable and necessary to protect the legitimate business interests of the other party, including without limitation such party’s confidential information and goodwill. Each party agrees, and shall not contest, that the other party’s remedies at law for any breach or threat of breach by such party or its Affiliates of the provisions of this Section 7 will be inadequate, and that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

and to enforce specifically such terms and provisions, in addition to any other remedy to which the other party may be entitled at law or in equity. The restrictive covenants contained in this Section 7 are covenants independent of any other provision of this Agreement or other agreement between the parties and the existence of any claim which a party may allege against another party under any provision of this Agreement, any other agreement, or otherwise will not prevent the enforcement of the covenants in this Section 7. If any of the provisions contained in this Section 7 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limited and reducing it, so as to be valid and enforceable to the extent compatible with applicable law or the determination by a court of competent jurisdiction. The parties agree and intend that a party’s obligations under this Section 7 will be tolled during any period that such party is found to be in breach of any of the obligations under this Section 7, so that the other party is provided with the full benefit of the restrictive periods set forth herein.

8. Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN SECTION 6 OF THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT, EXPRESS OR IMPLIED, REGARDING THE SUBJECT MATTER OF THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN SECTION 6 OF THIS AGREEMENT, APIL MAKES NO REPRESENTATION, GUARANTY OR WARRANTY IN THIS AGREEMENT REGARDING THE TRANSFERRED IP, TRANSFERRED AGREEMENTS, NANOTECHNOLOGY IP, OCR IP, ABUSE RESISTANT PATENTS AND LICENSED TRADEMARKS, INCLUDING, WITHOUT LIMITATION, AS TO THE CONDITION OF TITLE, ENFORCEABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY, REGISTRABILITY, NON-INFRINGEMENT OR ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED OR BY OPERATION OF LAW.

9. Further Assurances. APIL shall use reasonable efforts to take actions and execute and deliver documents that Purchaser may reasonably request to effect the terms of this Agreement, to perfect Purchaser’s title in and to the Transferred IP and to assign the Transferred Agreements.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles, statutory provisions or other rules of choice of law that would require the application of the laws of a different state or country.

11. Entire Agreement; Modification. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersedes all prior and contemporaneous negotiations, agreements, representations, understandings and commitments between the parties with respect thereto. There shall be no amendments or modifications to this Agreement, except by a written document referencing this Agreement which is signed by both parties.

12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Agreement as of the date first set forth above.

ALKERMES PHARMA IRELAND LIMITED

By	/s/
Name:
Title:

DV TECHNOLOGY LLC

By	/s/
Name:
Title:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit A-1

Transferred Patents

A-1.1 “Reduction of Intravenously Administered Nanoparticulate-Formulation-Induced Adverse Physiological Reactions”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

01.0056.US	ORD	United States	08/696,754	14 Aug 1996	Granted	5,834,025	14 Aug 2016
01.0056.US	REI	United States	12/027,100	06-Feb-2008	Granted	RE41,884 E	14-Aug-2016
03.0056.CA	PCT	Canada	2232879	25-Sep-1996	Granted	2232879	25-Sep-2016
03.0056.EP	DIV *	European Patent Convention	2010181619.7	29-Sep-2010	Pending	2 275 094 A	25-Sep-2016

*	Divisional from EP 96932321.1 (EP 0 859 604)

A-1.2 “Nanoparticulate Compositions Having Lysozyme as a Surface Stabilizer”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

01.0083.US	ORD	United States	10/357,514	04-Feb-2003	Granted	7459283	10-Jul-2026
01.0083.US	CON	United States	12/292,091	12-Nov-2008	Granted	8323641	04-Feb-2023
01.0083.US	CON	United States	13/693,858	04-Dec-2012	Granted	8652464	12-Nov-2028
	CON	United States	14/182,097	17-Feb-2014	Pending
03.0083.AT	PCT	Austria	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.BE	PCT	Belgium	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.BG	PCT	Bulgaria	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.CA	PCT	Canada	2475092	04-Feb-2003	Granted	2475092	04-Feb-2023
03.0083.CZ	PCT	Czech Republic	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.DK	PCT	Denmark	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date
03.0083.EP	EPC	European Patent Convention	03737537.5	04-Feb-2003	Granted	1 471 887
03.0083.FI	PCT	Finland	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.FR	PCT	France	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.DE	PCT	Germany	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.GR	PCT	Greece	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.HU	PCT	Hungary	EP Validation	04-Feb-2003	Granted	E008527	04-Feb-2023
03.0083.IE	PCT	Ireland	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.IT	PCT	Italy	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.JP	PCT	Japan	2003-565446	04-Feb-2003	Granted	4598399	04-Feb-2023
03.0083.NL	PCT	Netherlands	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.PT	PCT	Portugal	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.SK	PCT	Slovakia	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.ES	PCT	Spain	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.SE	PCT	Sweden	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.CH/LI	PCT	Switzerland / Liechtenstein	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.GB	PCT	United Kingdom	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023

A-1.3 “Nanoparticulate Meloxicam Formulations”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

01.0099.US	ORD	US	10/784,900	24-Feb-2004	Granted	8512727	25-Dec-2022
01.0099.US	CON	US	13/941,076	12-Jul-2013	Pending
03.0099.BE	PCT	Belgium	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.CA	PCT	Canada	2517679	24-Feb-2004	Allowed	2517679	24-Feb-2024
03.0099.EP	PCT	European Patent Convention	04785761.0	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.EP	DIV	European Patent Convention	08006465.2		Pending	1 938 803 A	24-Feb-2024

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date
03.0099.FR	PCT	France	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.DE	PCT	Germany	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.HU	PCT	Hungary	EP Validation	24-Feb-2004	Granted	E005977	24-Feb-2024
03.0099.IE	PCT	Ireland	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.IT	PCT	Italy	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.JP	PCT	Japan	2006-532300	27-Feb-2004	Granted	4891774	27-Feb-2024
03.0099.JP	DIV	Japan	2010-233858	27-Feb-2004	Granted	5548092	27-Feb-2024
03.0099.ES	PCT	Spain	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.CH/LI	PCT	Switzerland / Liechtenstein	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.GB	PCT	United Kingdom	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024

A-1.4 “Controlled Release Compositions Comprising a Combination of Isosorbide Dinitrate and Hydralazine Hydrochloride”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

02.1007.US	CON	United States	13/606,915	7-Sep-2012	Granted	8,992,973
02.1007.US	CON2	United States	14/638,984	04-Mar-2015	Pending	—
04.1007.CA	ORD	Canada	2627951	26-Oct-2006	Pending	2627951 A	26-Oct-2026
04.1007.EP	ORD	European Patent Convention	20060826638	26-Oct-2006	Pending	1 951 210 A	26-Oct-2026

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

A-1.5 “Multiparticulate Modified Release Composition”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

02.1816E.US	CON2	United States	09/850,425	07-May-2001	Granted	6730325	1-Nov-2019
02.1816E.US	CON4	United States	10/354,483	30-Jan-2003	Granted	6793936	1-Nov-2019
02.1816E.US	CON5	United States	10/827,689	19-Apr-2004	Pending	2004-0197405	1-Nov-2019

A-1.6 Case Number: 05.0082.US

Invention Title: COMPOSITIONS HAVING A COMBINATION OF IMMEDIATE RELEASE AND CONTROLLED RELEASE CHARACTERISTICS

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date

United States of America	2	ORD	Granted	10/268,928	11-Oct-2002	6,908,626	21-Jun-2005	25-Dec-2022

A-1.7 Case Number: 06.0082.

Invention Title: COMPOSITIONS HAVING A COMBINATION OF IMMEDIATE RELEASE AND CONTROLLED RELEASE CHARACTERISTICS

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Austria		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	29-Aug-2007	11-Oct-2022
Belgium		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	29-Aug-2007	11-Oct-2022
Bulgaria		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
Canada		PCT	Granted	2,463,495	11-Oct-2002	2,463,495	24-May-2011	11-Oct-2022
Cyprus, Republic of		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	07-May-2010	11-Oct-2022
Czech Republic		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
Denmark		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
Estonia		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
European Patent Convention		PCT	Granted	02800993.4	11-Oct-2002	EP 1 443 912	29-Aug-2007	11-Oct-2022
Finland		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
France		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
Germany		EPC	Granted	02800993.4	11-Oct-2002	60222160.9		11-Oct-2022

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Greece		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Ireland		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Italy		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Japan	3	DIV	Published	2013-126534	11-Oct-2002
Luxembourg		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Monaco		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Netherlands		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Portugal		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Slovakia		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Spain		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Sweden		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Switzerland		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Turkey		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
United Kingdom		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit A-2

Nanotechnology Patents

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit A-3

OCR Patents

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit A-4

Zogenix Patents

A-4.1 “Multiparticulate Modified Release Composition” (hydrocodone ER) - US

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

02.1816E.US	CON	United States	09/566,636	08-May-2000	Granted	6228398	1-Nov-2019
02.1816E.US	CON3	United States	10/331,754	30-Dec-2002	Granted	6902742	1-Nov-2019
02.1816E.US	CIP	United States	11/372,857	10-Mar-2006	Pending	2006-0240105	1-Nov-2019

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit A-5

Palladin Patents

A-5.1 “Multiparticulate Modified Release Composition” (hydrocodone ER) - Canada

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

04.1816E.CA	PCT	Canada	2348871	01-Nov-1999	Granted	2348871	1-Nov-2019

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit A-6

Abuse Resistant Patents

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit B-1

Transferred Trademarks

B-1.1 “VERELAN”

APIL Ref.	Trademark	Country / Territory	Application No.	Filing Date	Registration No.	Registration Date

TM.0039.US	VERELAN	United States	73/760,372	28-Oct-1988	1551582	15-Aug-1989
TM.0039.CA	VERELAN	Canada	670059	07-Nov-1990	TMA 443175	26-May-1995
TM.0039.KR	VERELAN	South Korea	185382	14-Dec-1989	40-0185382	14-Dec-1989
TM.0039.TW-2	VERELAN	Taiwan	97047657	15-Oct-2008	01367514	01-Jul-2009

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit B-2

Licensed Trademarks

B-2.1 “NANOCRYSTAL”

APIL Ref.	Trademark	Country / Territory	Application No.	Filing Date	Registration No.	Registration Date

TM.0001.US-1	NANOCRYSTAL	United States	75/425,869	29-Jan-1998	2492925	25-Sep-2001
TM.0001.US-2	NANOCRYSTAL	United States	75/425,872	29-Jan-1998	2386089	12-Sep-2000
TM.0001.CA	NANOCRYSTAL	Canada	732238	30-Jun-1993	TMA 504715	27-Nov-1998
TM.0001.CTM	NANOCRYSTAL	European Union	000885079	22-Jul-1998	000885079	12-May-2000
TM.0001.JP-1	NANOCRYSTAL	Japan	63822/98	29-Jul-1998	4398178	07-Jul-2000
TM.0001.JP-2	NANOCRYSTAL	Japan	H10-071844	25-Aug-1998	4374459	07-Apr-2000
TM.001.JP-3	NANOCRYSTAL	Japan	105670199	19-Nov-1999	4428472	27-Oct-2000

B-2.2 “SODAS”

APIL Ref.	Trademark	Country / Territory	Application No.	Application Date	Registration No.	Registration Date

TM.0015.US	SODAS	United States	78/127,040	08-May-2002	2794607	16-Dec-2003
TM.0015.AR	SODAS	Argentina	2058068	29-Mar-1999	1724388 [2365412]	30-Oct-1999
TM.0015.CA	SODAS	Canada	1006507	24-Feb-1999	TMA 531496	21-Aug-2000
TM.0015.CTM	SODAS	European Union	0002012953	21-Dec-2000	0002012953	02-Apr-2002
TM.0015.IE	SODAS	Ireland	3290/87	25-Sep-1987	125699	25-Sep-1987

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

B-2.3 “CODAS”

Country / Territory	Trademark	ALKS Ref	Application No	Registration No.	Status	Filing Date	Registration Date
United States of America	CODAS	TM.0013.US	78538974	3591236	Registered	28-Dec-2004	17-Mar-2009

B-2.4 “BeadTek”

Trademark	ALKS Ref	Application No	Registration No.	Status	Country / Territory	Filing Date	Registration Date
BEADTEK	TM.0202.US	86452063	—	Pending	United States	12-Nov-2014	—
BEADTEK (design)		86530165	—	Pending	United States	10 Feb 2015	—

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Exhibit C

Transferred License and Settlement Agreements

[* * *]

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Exhibit D to Agreement

Earn-Out Consideration

ARTICLE 1	Definitions.

The following terms shall have the following meaning for this Exhibit D; and terms used, but not defined in this Exhibit D, shall have the meanings set forth in the remainder of the Agreement.

(a) “Ancillary Agreements” shall have the meaning set forth in the Purchase Agreement.

(b) “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York or Dublin, Ireland are required or authorized by Law to be closed.

(c) “Closing” shall have the meaning set forth in the Purchase Agreement.

(d) “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by Purchaser and its Affiliates, licensees and sublicensees with respect to the Development Milestones and Commercial Milestones, reasonable, diligent, good faith efforts to accomplish any such Development Milestones and Commercial Milestones as is commonly used in the pharmaceutical industry generally to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect to the research, development and commercialization of any Earn-Out Product, such efforts shall be substantially equivalent to those efforts and resources commonly used in the pharmaceutical industry generally by a pharmaceutical company for a product owned by it or to which it has rights, which product is at a similar stage in its development and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval, the profitability and commercial potential of the product, but without regard to any Earn-Out Consideration payable under this Exhibit D.

(e) “Divestiture” (and other correlative terms) shall mean any transaction in which any Earn-Out Product or any intellectual property assets related to the same are divested or transferred by any means, including by way of merger, consolidation, asset acquisition or sale, license, sublicense, purchase, sale, assignment or other similar transfer.

(f) “Earn-Out Consideration” shall mean, collectively, (i) Development Milestone Earn-Out Consideration, (ii) Commercial Milestone Earn-Out Consideration, and (iii) Net Sales Earn-Out Consideration.

(g) “Earn-Out Product Patents” shall mean (i) the Nanotechnology Patents, (ii) the Meloxicam Transferred Patents, (iii) the OCR Patents and (iv) all Patents of Purchaser and its Affiliates, licensors, licensees or sublicensees that claim an Earn-Out Product or manufacture or use thereof, together with all Patents that claim priority (in whole or in part, directly or indirectly) with any of the foregoing of clauses (i), (ii), (iii) or (iv).

(h) “Earn-Out Products” shall mean (i) Meloxicam IV/IM, (ii) Meloxicam Parenteral Formulation and (ii) any other product discovered or identified using the Nanotechnology IP, the OCR IP or the Meloxicam Transferred Patents, and that contains the same active pharmaceutical ingredient as Meloxicam IV/IM (including any salts or other versions of such active pharmaceutical ingredient).

(i) “FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.

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(j) “First Commercial Sale” shall mean, on an Earn-Out Product-by-Earn-Out Product and country-by-country basis, the first commercial sale in an arms’ length transaction of an Earn-Out Product to a Third Party by Purchaser or any of its Affiliates, licensees or sublicensees in such country following Regulatory Approval of such Earn-Out Product in such country.

(k) “GAAP” shall mean generally accepted accounting principles in the United States.

(l) “Governmental Entity” shall mean any court, administrative agency, commission or other governmental authority, body or instrumentality, federal, state, local, domestic or foreign governmental or regulatory authority.

(m) “IND” shall mean an investigational new drug application filed with the FDA, the competent authorities of a European Union member state, or equivalents in other countries or regulatory jurisdictions for authorization to commence clinical studies of a pharmaceutical product.

(n) “Know-How” shall mean all proprietary data, information, knowledge, know-how, inventions, discoveries, trade secrets, processes, techniques, strategies, methods, practices, skills, experience, documents, apparatus, devices, assays, screens, databases (including safety databases), database structures and data analysis methods, compositions, materials, methods, formulas, improvements, clinical and non-clinical study reports, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

(o) “Law” shall mean any United States federal, state or local, or any non-United States law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

(p) “Liens” shall mean all liens, pledges, mortgages, charges, claims, security interests, restrictions on transfer, encroachments or encumbrance, but not including any license(s) of Transferred IP.

(q) “MAA” shall mean a Marketing Authorization Application as defined in EU Directive 2001/83/EC and EU Regulation (EC) No. 726/2004.

(r) “Meloxicam Transferred Patents” shall mean the Transferred Patents with respect to the patents and patent applications listed in subsections A-1.1, A-1.2 and A-1.3 of Exhibit A-1.

(s) “NDA” shall mean a New Drug Application or Supplemental New Drug Application filed with the FDA.

(t) “Net Sales” shall mean, consistent with GAAP:

(i) Subject to clause (ii) of this definition, the aggregate gross amount invoiced to unrelated Third Parties by Purchaser, its Affiliates, its licensees and its sublicensees for the sale of Earn-Out Products, less to the extent applicable to such sale: (A) trade, cash and quantity discounts, if any, actually accrued or paid; (B) credits, allowances and adjustments actually accrued or paid to customers, including credits for rejected or returned Earn-Out Products previously sold; (C) freight, insurance and other transportation costs actually accrued or paid, to the extent separately identified on the invoice; (D) rebates or reimbursements actually accrued or paid to managed health care organizations, national, federal, state, or local governments (or their agencies), and managed health organizations (including Medicaid rebates), and (E) taxes, including value added taxes (VAT) (other than taxes on Purchaser’s, its Affiliates’, its licensees’ or its sublicensees’ income), customs duties or other governmental charges on sales or use actually paid by Purchaser, its Affiliates, its licensees or its sublicensees with respect to the sale of such Earn-Out Products. No fines, penalties or comparable payments to national, federal, state, or local governments (or their agencies) or to other third parties shall be deductible from Net Sales.

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(ii) Sales between Purchaser, its Affiliates, its licensees or its sublicensees shall be disregarded for the purposes of calculating Net Sales as long as the Earn-Out Products are (A) resold to an unrelated Third Party in which case the final sale to such unrelated Third Party shall be included in Net Sales or (B) transferred or disposed of by Purchaser, its Affiliates, its licensees or its sublicensees for a purpose specified in clause (i) of this definition. Transfers or dispositions of Earn-Out Products, where on a non-profit basis and in line with normal industry practice, (1) for charitable purposes; (2) for preclinical, clinical trial, or non-commercial manufacturing purposes; or (3) for regulatory or governmental purposes shall not in each case be deemed “sales” for the purposes of calculating Net Sales. In addition, transfers or dispositions of free promotional samples of Earn-Out Products in line with normal industry practice shall not be deemed “sales” for the purposes of calculating Net Sales. Otherwise, for the purposes of calculating Net Sales, a “sale” shall include any transfer or other disposition of any Earn-Out Product for consideration.

With respect to sales of Earn-Out Products invoiced in U.S. dollars, Net Sales shall be determined in U.S. dollars. With respect to sales of Earn-Out Products invoiced in a currency other than U.S. dollars, Net Sales shall be determined by converting the currencies in which the sales are made into U.S. dollars, at rates of exchange determined in a manner consistent with Purchaser’s, its Affiliates’, its licensees’ or its sublicensees’, as applicable, method for calculating rates of exchange in the preparation of such entity’s annual financial statements in accordance with GAAP consistently applied. No amount for which deduction is permitted pursuant to this definition shall be deducted more than once.

(u) “Net Sales Earn-Out Consideration Term” shall mean, on an Earn-Out Product-by-Earn-Out Product and country-by-country basis, the period of time commencing upon the First Commercial Sale of an Earn-Out Product and ending upon the later of (i) the fifteenth (15th) anniversary of the First Commercial Sale of such Earn-Out Product in such country, and (ii) the date of the last to expire Valid Claim of an Earn-Out Product Patent covering such Earn-Out Product in such country.

(v) “Patents” shall mean any and all patents and patent applications (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

(w) “Person” shall mean a person, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

(x) “Regulatory Approval” shall mean, with respect to a country or extra-national territory, all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell or market a drug product in such country or some or all of such extra-national territory.

(y) “Regulatory Authority” shall mean any supra-national, federal, national, regional, state, provincial or local governmental regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the development, manufacture and commercialization of drug products, including the FDA.

(z) “Regulatory Materials” shall mean regulatory applications, submissions, notifications, registrations, or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to develop, manufacture, market, sell or otherwise commercialize a product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs and NDAs (as applications, but not the approvals with respect thereto).

(aa) “Third Party” shall mean, as of any relevant time, any Person who is not an Affiliate of Purchaser.

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(bb) “United States” or “U.S.” shall mean the United States of America, including its territories and possessions, the District of Columbia and Puerto Rico.

(cc) “Valid Claim” shall mean a claim of an issued or pending Patent which claim (i) in the case of an issued Patent, has not been found to be unpatentable, invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal is taken or can be taken and which otherwise has not been dedicated to the public or finally disclaimed, and (ii) in the case of a pending Patent, a Valid Claim shall not include a claim in a pending Patent that has a filing date or an earliest claimed priority date that is more than five (5) years prior to the date upon which pendency of the pending Patent is determined.

Definitions for each of the following terms are found in this Exhibit D as indicated below:

Defined Term	Location
Assigned Reversion IP Assets	Section 4.2(c)
Assigned Reversion Know-How	Section 4.2(c)
Assigned Reversion Patents	Section 4.2(c)
Challenge Period	Section 4.1(b)
Commercial Milestone Earn-Out Consideration	Section 2.1(b)(i)
Commercial Milestones	Section 2.1(b)(i)
Cure Period	Section 4.1(c)
Development Milestone Earn-Out Consideration	Section 2.1(a)(i)
Development Milestones	Section 2.1(a)(i)
Disagreement Notice	Section 4.1(b)
Divested Assets	Section 2.4
NDA Requirement	Section 3.1
Net Sales Earn-Out Consideration	Section 2.1(c)(i)
Net Sales Report	Section 2.2
Reversion Date	Section 4.1(d)
Reversion Event	Section 4.1(a)
Reversion Material	Section 4.2(j)
Reversion Notice	Section 4.1(b)
Transferee	Section 2.4

ARTICLE 2	Earn-Out Consideration.

2.1 Earn-Out Consideration.

(a) Development Milestone Earn-Out Consideration.

(i) The following amounts (“Development Milestone Earn-Out Consideration”) shall be payable in accordance with Section 5 of the Agreement and this Exhibit D upon achievement of the following events (“Development Milestones”) by Purchaser and its Affiliates, licensees and sublicensees, and shall be non-refundable and non-creditable and not subject to deduction or set-off:

Development Milestone	Amount of Development Milestone Earn-Out Consideration (U.S. Dollars)
[* * *]	$[* * *]
[* * *]	$[* * *]

(ii) Purchaser shall notify and pay to APIL each Development Milestone Earn-Out Consideration within thirty (30) calendar days after the occurrence of the corresponding Development Milestone. Each such payment shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.

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(b) Commercial Milestone Earn-Out Consideration.

(i) The following amounts (“Commercial Milestone Earn-Out Consideration”) shall be payable in accordance with Section 5 of the Agreement and this Exhibit D following the first calendar year during which the aggregate annual Net Sales of Earn-Out Products by Purchaser and its Affiliates, licensees and sublicensees first exceed the threshold amounts set forth in the table below (“Commercial Milestones”), and shall be non-refundable and non-creditable and not subject to deduction or set-off:

Commercial Milestones	Amount of Commercial Milestone Earn-Out Consideration (U.S. Dollars)
$[* * *] in annual Net Sales	$[* * *]
$[* * *] in annual Net Sales	$[* * *]
$[* * *] in annual Net Sales	$[* * *]

(ii) Purchaser shall notify and pay to APIL each Commercial Milestone Earn-Out Consideration within thirty (30) calendar days after the end of the calendar quarter in which the corresponding Commercial Milestone is achieved. Each such payment shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.

(c) Net Sales Earn-Out Consideration.

(i) During the Net Sales Earn-Out Consideration Term, Purchaser shall pay in accordance with Section 5 of the Agreement and this Exhibit D an amount of [* * *] percent ([* * *]%) of the aggregate Net Sales of Earn-Out Products (“Net Sales Earn-Out Consideration”), which amount shall be non-refundable and non-creditable and not subject to deduction or set-off.

(ii) If, pursuant to Section 2.1(c)(i) of this Exhibit D, any Net Sales Earn-Out Consideration is payable on Net Sales of an Earn-Out Product in the U.S. and there is no Valid Claim of an Earn-Out Product Patent in the U.S. covering such Earn-Out Product at the time of such sale, the percentage applicable to calculate such Net Sales Earn-Out Consideration shall be reduced by thirty percent (30%) from the percentage set forth in Section 2.1(c)(i) of this Exhibit D.

2.2 Net Sales Reports. During the Net Sales Earn-Out Consideration Term, (a) within five (5) Business Days after the end of each calendar quarter, Purchaser shall provide an estimate of the Net Sales, on a Earn-Out Product-by-Earn-Out Product and country-by-country basis, to APIL for the preceding calendar quarter and (b) within forty-five (45) calendar days after the end of each calendar quarter, Purchaser shall provide a sales report (“Net Sales Report”), on a Earn-Out Product-by-Earn-Out Product and country-by-country basis, to APIL showing a reconciliation of gross sales to Net Sales of each Earn-Out Product during such calendar quarter reporting period (including the related permitted deductions) and the Net Sales Earn-Out Consideration payable with respect thereto. Purchaser shall pay to APIL the Net Sales Earn-Out Consideration for each calendar quarter at the time of submission of the corresponding Net Sales Report. If no Net Sales Earn-Out Consideration is due for any period hereunder following commencement of the reporting obligation, Purchaser shall so report.

2.3 Late Payments. If APIL does not receive payment of any sum due to them on or before the due date, simple interest shall thereafter accrue on the sum due to APIL until the date of payment at the per annum rate of two percent (2%) over the then-current prime rate quoted by Citibank in New York City or the maximum rate allowable by applicable Law, whichever is lower.

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2.4 Divestitures. If at any time after the Effective Date, Purchaser Divests to a Third Party or an Affiliate any Earn-Out Product, Earn-Out Product Patent or any other intellectual property asset related to an Earn-Out Product (collectively, “Divested Assets” and the party receiving any Divested Assets the “Transferee”), Purchaser shall: (a) make provision for the Transferee to assume and succeed to the obligations of Purchaser set forth in this Exhibit D; and (b) prior to or simultaneously with the consummation of any such Divestiture, cause such Transferee to provide to APIL an instrument of assumption in a reasonable form for the benefit of APIL effecting the assumption and succession described in the foregoing Clause (a), and proof satisfactory to APIL of such Transferee’s financial capacity to assume Purchaser’s obligations set forth in this Exhibit D. Purchaser shall remain liable to APIL for all obligations set forth in this Exhibit D following any such Divestiture.

ARTICLE 3	Diligence; Reporting; Audit.

3.1 Diligence. Purchaser, itself or through one or more of its Affiliates, licensees and sublicensees, shall use Commercially Reasonable Efforts to achieve each of the Development Milestones and Commercial Milestones. Without limiting the foregoing, Purchaser, itself or through one or more of its Affiliates, licensees and sublicensees, shall file an NDA for an Earn-Out Product with the FDA on or before [* * *] (the “NDA Requirement”).

3.2 Reporting.

(a) For so long as any Earn-Out Product is in development, on each anniversary of the Effective Date, Purchaser shall provide a written report to APIL detailing the development activities with respect to the Earn-Out Products completed for the past annual reporting period and anticipated to be undertaken for the next twelve (12) months period. At a minimum, such report shall include a list and general status (i.e., what stage in discovery/development using Purchaser’s internal measures) of each Earn-Out Product then in development, and any ongoing pre-clinical or clinical activities (including initiations and cessations) and results, and submission and approvals to or from Regulatory Authorities (including anticipated date of achievement of the Development Milestones), and any other similar information relating to development activities for the Earn-Out Products. Purchaser shall cause its senior officers from its research and clinical development operations to be reasonably available to APIL to answer questions related to the matters required to be discussed in each report.

(b) For so long as any Earn-Out Product is being marketed, sold, or otherwise commercialized, within sixty (60) days of the end of each calendar quarter, Purchaser shall provide a written report to APIL detailing the commercialization efforts with respect to the Earn-Out Products completed for the past quarterly reporting period and anticipated to be undertaken for the next calendar quarter and for the three (3) calendar quarters thereafter. At a minimum, such report shall include with respect to the commercialized Earn Out Products marketing and sales efforts, forecasted sales, pricing changes, anticipated date of achievement of the Commercial Milestones, and any other similar information relating to commercialization activities for the Earn-Out Products. Purchaser shall cause its senior officers from business operations to be reasonably available to APIL to answer questions related to the matters required to be discussed in each report.

3.3 Audit. Purchaser shall maintain, and shall cause its Affiliates, licensees and sublicensees to maintain, complete and accurate books and records in sufficient detail to permit APIL, at its expense, to confirm the achievement of Development Milestones and Commercial Milestones, and the calculation of Earn-Out Consideration payable under this Agreement and this Exhibit D. Upon reasonable prior notice, such books and records shall be open during regular business hours for a period of three (3) years from the creation of individual books and records for examination, by an independent certified public accountant selected by APIL and reasonably acceptable to Purchaser for the sole purpose of verifying for APIL the accuracy of the financial statements, reports and notices furnished by Purchaser pursuant to this Agreement and this Exhibit D, and of any payments made, or required to be made, by Purchaser to APIL pursuant to this Agreement and this Exhibit D. Any amounts shown to be owed to APIL but unpaid shall be paid by Purchaser within thirty (30) days after the accountant’s report, plus interest (as set forth in Section 2.3 of this Exhibit D) from the original due date. If Purchaser is found to have

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underpaid amounts owed to APIL by five percent (5%) or more, then Purchaser shall also pay for the conduct of the audit. In the event that Purchaser has overpaid APIL, at APIL’s option, Purchaser shall either credit the amount of any such overpayment to amounts subsequently due by Purchaser to APIL under this Exhibit D or APIL shall reimburse Purchaser the amount of any such overpayment.

ARTICLE 4	Reversion.

4.1 Determination of Reversion Event.

(a) A “Reversion Event” shall exist in the event that Purchaser, itself or through one or more of its Affiliates, licensees and sublicensees, (i) fails to satisfy the NDA Requirement, or (ii) in the reasonable judgment of APIL, fails to comply with its Commercially Reasonable Efforts requirements under Section 3.1 of this Exhibit D; provided that, any such failure is not attributable to the material breach by APIL or any of its Affiliates of any of the Ancillary Agreements, which material breach was noticed by Purchaser prior to its receipt of a Reversion Notice from APIL under this Section 4.1.

(A) In the event the failure to satisfy the NDA Requirement is the result of a change in the FDA’s policies or procedures regarding the approval of the Earn-Out Product or drugs in the same class as the Earn-Out Product, and Purchaser, its Affiliates, licensees or sublicensees have used Commercially Reasonable Efforts to accommodate such change and were still unable to satisfy the NDA Requirement, then the deadline shall be extended for a reasonable period of time, but not more than three-hundred sixty-five (365) calendar days or such longer period of time as determined by APIL in good faith based on the impact of such change in the FDA’s policies or procedures on their ability to accommodate such change in policies or procedures. (B) In the event the failure to satisfy the NDA Requirement is the result of other delays or circumstances that are outside of the reasonable control of Purchaser or its Affiliates, licensees and sublicensees, and Purchaser, its Affiliates, licensees or sublicensees have used Commercially Reasonable Efforts consistent with Section 3.1 of this Exhibit D to overcome such delay or circumstance, then APIL will reasonably consider extending the deadline for a reasonable period of time, but not more than three-hundred sixty-five (365) days, to overcome such failure. In each case of (A) or (B), the compliance with such new deadline shall remain an obligation of Purchaser, its Affiliates, licensees or sublicensees subject to their diligence efforts under Section 3.1 of this Exhibit D and APIL’s rights under this Section 4.1(a).

(b) Upon a Reversion Event, APIL shall provide Purchaser with written notice of such Reversion Event (a “Reversion Notice”). If Purchaser disagrees with APIL regarding the existence of a Reversion Event, it shall notify APIL within ten (10) Business Days of receipt of a Reversion Notice of its disagreement (such period, the “Challenge Period,” and such notice, a “Disagreement Notice”). For a period of thirty (30) Business Days following the delivery of such Disagreement Notice, Purchaser and APIL shall seek in good faith to come to an agreement on the existence of the Reversion Event. If at the end of such thirty (30) Business Day period Purchaser and APIL have not reached an agreement, they shall jointly select an independent mediator, free of any conflict with either party, having the requisite licensing and pharmaceutical industry experience to render a decision regarding the existence of a Reversion Event, and selected from a panel of persons experienced in the pharmaceutical and life sciences industries provided by Judicial Administration and Arbitration Services or its successor (“JAMS”). If the parties do not agree on an independent mediator within five (5) Business Days of initiating mediation under this Section 4.1(b), the independent mediator shall be selected by JAMS in accordance with its rules. Each party shall prepare and submit a written summary of such party’s position, which shall not exceed twenty-five (25) pages, and any relevant evidence in support thereof to the independent mediator within ten (10) Business Days of the selection of the independent mediator. Upon receipt of such summaries from both parties, the independent mediator shall provide copies of the same to the other party. The independent mediator shall be authorized to solicit briefing or other submissions on particular questions and to set specific page limits for such additional briefing and submissions. Within five (5) Business Days of the delivery of such summaries by the independent mediator, each party shall submit a written rebuttal of the other party’s summary and may also amend and re-submit its original summary, with each party’s response to include a supporting explanation of why its

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proposed terms are more appropriate than the other party’s proposed terms and any documentary evidence in support thereof. Oral presentations shall not be permitted unless otherwise requested by the independent mediator. Only if so permitted, a neutral location of any such oral presentations shall be selected by the independent mediator. The independent mediator shall make a final decision with respect to the arbitration matter within ten (10) Business Days following receipt of the last of such rebuttal statements submitted by the parties, and shall make a determination by selecting the resolution proposed by one of the parties that as a whole is the most fair and reasonable to the parties in light of the totality of the circumstances, and shall provide the parties with a written statement setting forth the basis of the determination in connection therewith. For clarity, the independent mediator shall only have the right to select a resolution proposed by one of the parties in its entirety and without modification. The decision of the independent mediator shall be controlling regarding the existence of a Reversion Event. Purchaser and APIL shall bear the costs of the independent mediator equally.

(c) If the existence of a Reversion Event, other than one that involves a failure to satisfy the NDA Requirement, is confirmed, through (i) Purchaser’s non-delivery of a Notice of Disagreement or (ii) through the determination of an independent mediator, Purchaser, itself or through one or more of its Affiliates, licensees or sublicensees shall have the right to cure such Reversion Event for a period of four (4) months from the determination of such Reversion Event (such period, the “Cure Period”) and, if it elects to exercise such right, shall notify APIL in writing of the same. In the case that such Reversion Event is cured in APIL’s reasonable judgment during or by the end of the Cure Period, such Reversion Event shall no longer exist and APIL shall not have the right to invoke any other rights under this Article 4 in connection with such event that would have remained a Reversion Event but for such cure.

(d) For purposes of this Article 4, the “Reversion Date” shall be (i) the date on which the Challenge Period expires without Purchaser having sent a Disagreement Notice to APIL, unless the Reversion Event at issue qualifies for a right to cure pursuant to Section 4.1(c) of this Exhibit E and Purchaser has elected to exercise such right to cure in which case clause (d)(iii) below shall apply, (ii) where the Reversion Event involves a failure to satisfy the NDA Requirement and Purchaser has sent a Disagreement Notice in connection therewith, the date on which the parties agree, or the independent mediator issues its determination, that such Reversion Event has occurred, or (iii) where the Reversion Event does not involve a failure to satisfy the NDA Requirement, and Purchaser has elected its right to cure pursuant to Section 4.1(c) of this Exhibit D, the date on which the Cure Period expires without Purchaser having cured such Reversion Event to APIL’s reasonable satisfaction.

4.2 Events Upon Determination of a Reversion Event.

(a) On the Reversion Date, all licenses and other rights of Purchaser and its Affiliates, licensees and sublicensees under this Agreement (i) with respect to the Nanotechnology IP shall automatically terminate in their entirety, and (ii) with respect to the OCR IP shall automatically terminate solely in regards to the Earn-Out Products.

(b) As of the Reversion Date, but subject to Sections 4.2(h), 4.2(i) and 4.2(j), Purchaser, and its Affiliates, licensees and sublicensees shall cease all research, development, manufacture, sales, offers to sell, use, importation and commercialization of the Earn-Out Products.

(c) Promptly following the Reversion Date, Purchaser shall (i) assign to APIL the Meloxicam Transferred Patents and any other Patents owned or controlled by it and its Affiliates, licensees or sublicensees solely relating to the Earn-Out Products (collectively, the “Assigned Reversion Patents”), and (ii) transfer to APIL all Know-How owned or controlled by it and its Affiliates, licensees or sublicensees solely relating to the Earn-Out Products (the “Assigned Reversion Know-How” and together with the Assigned Reversion Patents, the “Assigned Reversion IP Assets”).

(d) As of the Reversion Date, Purchaser grants to APIL a non-exclusive, worldwide license (sublicenseable through multiple tiers) under all Patents and Know-How owned or controlled by Purchaser and its

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HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Affiliates, licensees or sublicensees (other than Assigned Reversion Patents and Assigned Reversion Know-How) that are practiced by or on behalf of Purchaser and its Affiliates, licensees and sublicensees as of the Reversion Date that are necessary or useful to research, develop, manufacture, sell, offer to sell, use, import or otherwise commercialize any of the Earn-Out Products.

(e) Promptly following the Reversion Date, Purchaser shall assign to APIL all right, title and interest in and to those trademarks used exclusively with the Earn-Out Products, excluding any such trademarks that include, in whole or part, any corporate name or logo of Purchaser or its Affiliates.

(f) Promptly following the Reversion Date, Purchaser shall (i) transfer and assign to APIL all Regulatory Materials and Regulatory Approvals relating to the Earn-Out Products, or, if not possible, grant to APIL an exclusive right of reference thereunder.

(g) To the extent that any payments would be owed by Purchaser to any Third Party under any agreement with such Third Party that is applicable to the exercise by APIL of any (sub)license, right of reference or other right provided in this Section 4.1, Purchaser shall notify APIL of the existence and anticipated amounts of such payments and APIL shall have the right either to decline such (sub)license, right of reference or other right provided in this Section 4.1 or to take the same, in which case APIL agrees to comply with any obligations under such agreement of Purchaser that apply to APIL and of which APIL was informed by Purchaser and to make such payments.

(h) Promptly following the Reversion Date and as requested by APIL, Purchaser shall, and shall cause its Affiliates, licensees and sublicensees to, (i) wind up the performance of any clinical trials for Earn-Out Products ongoing as of the Reversion Date, or (ii) transfer and assign to APIL, to the extent assignable by Purchaser in accordance with applicable Law, the management and continued performance of any clinical trials for Earn-Out Products ongoing as of the Reversion Date (provided that if the management and continued performance thereof is not assignable, then at the request of APIL, Purchaser shall, and shall cause its Affiliates, licensees and sublicensees to, continue to manage and perform such clinical trial(s) for a limited time period at the direction of APIL) the reasonable and documented out-of-pocket cost of which that is incurred after the Reversion Date shall be borne by APIL.

(i) Promptly following the Reversion Date and as requested by APIL, Purchaser shall assign to APIL any agreements with third party suppliers covering the supply or sale of the Earn-Out Products, or, if such agreements cover other products or do not permit assignment under their terms, then, to enable APIL to qualify an alternate, validated source of supply, Purchaser shall supply finished Earn-Out Products for a reasonable period (not to exceed six (6) months) and at a cost equal to the cost of goods for any such Earn-Out Product calculated in accordance with industry standards (including overhead) plus [* * *].

(j) As of the Reversion Date, if Purchaser or any of its and its Affiliates, licensees or sublicensees have any inventory of Earn-Out Product, or any components thereof, suitable for use in clinical trials or for commercialization (“Reversion Material”), Purchaser and its Affiliates, licensees and sublicensees shall offer in writing to sell the Reversion Material to APIL at Purchaser’s or the applicable Affiliate’s, licensee’s or sublicensee’s fully-allocated cost of manufacturing, and APIL shall have the option (but no obligation) to purchase the same by responding in writing to such offer within thirty (30) days. If APIL does not exercise such option, Purchaser and its Affiliates, licensees or sublicensees shall be entitled to sell any such Reversion Material, subject to any Earn-Out Consideration applicable to such sale pursuant to the terms and conditions of this Exhibit D.

4.3 Without limiting the generality of this Article 4, any assignment, transfer, license or other right made or granted to APIL pursuant to this Article 4 shall be effected without any consideration payable by APIL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]

HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

4.4 Without limiting the generality of this Article 4, following the assignment and transfer under Section 4.2(c), (a) Purchaser shall have no right to use any of the Assigned Reversion IP Assets; (b) APIL shall have at its expense the sole and exclusive right to prosecute, maintain, defend and enforce all Assigned Reversion Patents assigned to APIL pursuant to such Section 4.2(c), and for purposes of all those activities, (i) APIL shall be treated as the owner of such Assigned Reversion Patents, and shall be solely responsible for the costs associated with such activities and shall have the sole right to retain any and all recoveries resulting from such activities, and (ii) to the extent required by applicable Law, at the cost of APIL, Purchaser shall, and shall cause each of its Affiliates, licensees and sublicensees to, join any suit or proceeding regarding any such Assigned Reversion Patents, or designate APIL (or an Affiliate thereof) as such party’s authorized agent for such Assigned Reversion Patents.

4.5 Purchaser shall ensure that Purchaser receives from any of its licensees and sublicensees all rights necessary for Purchaser to effectuate the assignments and transfers to APIL and to grant to APIL the rights and licenses set forth in this Article 4.

4.6 Purchaser shall not, and shall ensure that its Affiliates shall not, grant any Lien in or to any Assigned Reversion IP Assets, or take any action or commit any omission that may adversely affect or in any way impair, interfere with or prevent APIL’s right to receive the benefit of the assignments, transfers and licenses granted under this Article 4.

4.7 The right of reversion hereunder shall be APIL’s sole and exclusive remedy for Purchaser’s failure to satisfy the NDA Requirement or failure to comply with its Commercially Reasonable Efforts requirements under Section 3.1 of this Exhibit D, provided the foregoing shall in no way limit APIL’s right to collect and be paid any Earn-Out Consideration based on Development Milestones or Commercial Milestones achieved as of the Reversion Date, or on sales of the Earn-Out Products prior to the Reversion Date or permitted thereafter pursuant to Section 4.2(j).